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                                                                   EXHIBIT 10.10

                             AGREEMENT TO REFINANCE

     THIS AGREEMENT made this 14th day of November, 1993, by and between Joseph
R. Burns, Michael Y. Epstein and George W. Taylor, all residents of New Jersey, (hereinafter referred to as "Patent Holders") and Ocean Power Technologies, Inc., a New Jersey Corporation, located at P.O. Box 211, Princeton, New Jersey, 08542 (hereinafter referred to as "OPT").

                                   WITNESSETH:

     WHEREAS OPT and the Patent Holders previously agreed to the sale of U.S. Patent #4-404-409 (the "Patent") by the Patent Holders to OPT for $500,000, to be paid in full before June 30, 1986 from the proceeds of certain financings accomplished by OPT;

     WHEREAS that original agreement for payment was deferred by subsequent Assignment Agreement Modifications dated June 1, 1985 and January 20, 1989;

     WHEREAS no payments nor any interest have, to the date set forth above, ever been made by OPT to the Patent Holders for U.S. patent #4-404-490;

     NOW, THEREFORE, it is covenanted and mutually agreed by and between the parties as follows:

     SECTION 1

          Refinancing. Patent Holders and OPT hereby agree to refinance the payment for the Patent, giving recognition to the original sale price of $500,000 and the delay in the performance by OPT under the terms of the original sale agreement, and that no rights or privileges are retained in the U.S. patent #4-404-490, except as provided herein below, by the Patent Holders.

     SECTION 2

          Terms of Payment. The terms and conditions of payment by OPT for U.S. patent #4-404-490 are as follows:


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          2.01 The purchase price is $500,000.

          2.02 A Note of $25,000 will be issued by OPT to each of the three Patent Holders (the "Notes"), effective with the signing of this document by the Patent Holders and OPT Treasurer, in the form attached hereto. The terms of these Notes will provide for interest at 8% per annum, compounded annually. Interest and principal shall be payable upon receipt by OPT of its next round of equity financing in excess of $1,499,900.

          2.03 The next $425,000 of original purchase price shall be paid by OPT based upon royalty payments made by OPT to the Patent Holders. The base of such royalties will be revenues earned by and paid to OPT for sales of products, licenses and development contracts which are based on the piezoelectric generation of power. The amount of the royalty paid out will equal six percent (6%) of paid revenues from licenses sold and four percent (4%) of paid revenues from product sales and development contracts.

          2.04 Up to an additional $500,000 of royalty payments will be made by OPT to the Patent Holders on the same royalty base as noted in
               2.03 above. Such additional payments are in recognition of the time value of the purchase price which heretofore has not been paid within the time frame originally anticipated.

          2.05 Under the terms of this refinancing agreement, a maximum amount of $1,000,000 (excluding interest on the Notes set forth in 2.02 above) will be paid to the Patent Holders in connection with the sale and refinancing of patent #4-404-490.

          2.06 Patent Holders understand that all payments provided hereunder are contingent upon the realization of:

               (a) An equity financing in excess of $1,499,900, as referenced in 2.02 above, and

               (b)  The realization of paid revenues by OPT, as referenced in
                    2.03 and 2.04 above.

     SECTION 3

          Controlling Law. This agreement shall be controlled and enforced solely in accordance with the laws of the State of New Jersey and shall be governed by the laws of said State.


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     SECTION 4

          Amendment. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by each of the parties hereto, which instrument when so executed and delivered shall thereupon become a part of this Agreement and the provisions thereof shall be given affect as if contained in this Agreement as of the date hereof.

     SECTION 5

          Waiver. The representations, warranties, covenants or conditions set forth in this Agreement may be waived only by a written instrument executed by the parties who are waiving. The failure of any party at any time or times to require performance of any provision herein shall in no matter affect the right of such party at a later time to enforce the same. No waiver by any party of any condition, or breach of any terms, covenant, agreement, any condition, or breach of any terms, covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term, covenant, agreement, representation or warranty contained in this Agreement.

     SECTION 6

          Entire Agreement. This Agreement, together with the documents and instruments referred to herein, sets forth the entire agreement and understanding of the parties hereto in respect of the transaction contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.


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     SECTION 7

          Section Headings. All section headings are inserted for convenience only and shall not control or effect the meaning or construction of any provision of this Agreement.

     SECTION 8

          Binding Effect. All the terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the legal representatives, successors and assigns of the parties.

     IN WITNESS WHEREOF, the parties hereto have hereunto set this hands and seals or caused this instrument to be signed by their proper corporate officers and their proper corporate seals to be hereto affixed the day and year first above written.

WITNESS:                                OCEAN POWER TECHNOLOGIES, INC.


                                        /s/ Charles F. Dunleavy
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                                        Charles F. Dunleavy, Treasurer


WITNESS:


                                        /s/ Joseph R. Burns
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                                        Joseph R. Burns, Patent Holder


WITNESS:


                                        /s/ Michael Y. Epstein
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                                        Michael Y. Espstein, Patent Holder


WITNESS:


                                        /s/ George W. Taylor
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                                        George W. Taylor, Patent Holder


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